    As filed with the Securities and Exchange Commission on January 18, 2000

                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                           BAXTER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)



       Delaware                                         36-0781620
(State of incorporation)                    (I.R.S. Employer Identification No.)

                               One Baxter Parkway
                            Deerfield, Illinois 60015
                                 (847) 948-2000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 Jan Stern Reed
                              Corporate Secretary
                           Baxter International Inc.
                               One Baxter Parkway
                           Deerfield, Illinois 60015
                                 (847) 948-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           Copy of communications to:

                                  Jim L. Kaput
                                Sidley & Austin
                            One First National Plaza
                            Chicago, Illinois 60603
                         -----------------------------
Approximate date of commencement of proposed sale to the public: From time to time after effectiveness of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                                Proposed         Proposed
                                                                                 Maximum          Maximum        Amount of
                                                              Amount to be   Offering Price      Aggregate      Registration
           Title of Securities to be Registered              Registered (1)   Per Share (2)   Offering Price        Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value..............................      660,000           $63.75       $42,075,000        $11,697
-----------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Rights (3)........................      660,000             --              --              None
-----------------------------------------------------------------------------------------------------------------------------

(1) Maximum number of shares which may be offered.
(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), is based on the average of the high and low prices per share as reported to the New York Stock Exchange on January 14, 2000.
(3) Rights initially are carried and traded with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.
                         -----------------------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                 Subject to Completion, Dated January 18, 2000

Prospectus
--------------------------------------------------------------------------------

                                660,000 Shares

                           Baxter International Inc.


                                 Common Stock
--------------------------------------------------------------------------------

   This prospectus relates to 660,000 shares of our common stock that are held by a former shareholder of Althinvest International AB, a Swedish corporation ("Althinvest"). We delivered the shares to the selling stockholder in connection with our acquisition of Althinvest in February 2000.

   The selling stockholder will receive all proceeds from the sale of the shares. We will not receive any proceeds from the sale of the shares. We will bear all expenses incurred in connection with this offering, except for any commissions or discounts paid or allowed by the selling stockholder to underwriters, dealers, brokers or agents and any fees and expenses of the selling stockholder's advisors.

   The selling stockholder may offer the shares through public or private transactions, on or off the New York Stock Exchange, at prices at or relating to prevailing market prices or at negotiated prices. See "Plan of Distribution".

   Our common stock is principally traded on the New York Stock Exchange under the symbol "BAX". The last reported sales price of our common stock on the New York Stock Exchange on January 7, 2000 was $67-9/16 per share.

   Our executive offices are located at One Baxter Parkway, Deerfield, Illinois 60015, and our telephone number is (847) 948-2000.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


--------------------------------------------------------------------------------

                The date of this prospectus is ________, 2000.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus.......................................................  2
Where You Can Find More Information.........................................  2
Baxter International Inc....................................................  4
Use of Proceeds.............................................................  4
Selling Stockholder.........................................................  4
Description of Common Stock and Preferred Stock.............................  5
Plan of Distribution........................................................  7
Legal Matters...............................................................  9
Independent Accountants.....................................................  9

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement (No. 333-_____) that we filed with the Securities and Exchange Commission utilizing a shelf-registration process. Under this shelf process, the selling stockholder may, during the one-year period commencing on _______________, 2000 and ending on ______________,
2001, offer the shares described in this prospectus in one or more offerings. Please carefully read this prospectus together with the information contained in the documents referred to under the heading "Where You Can Find More Information."


                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's Web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents that we have filed with the SEC and our future filings with the SEC under
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until _________, 2001 or, if earlier, the completion of the offering of the shares:

     .  Annual Report on Form 10-K for the year ended December 31, 1998;

     . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

     .  Current Reports on Form 8-K dated March 31, 1999 and July 12, 1999.

     . Registration Statement on Form 8-A (or predecessor form) relating to the Company's common stock or preferred stock rights.

     As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our shares. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its Web site.

     You may obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:

          Baxter International Inc.
          Attention: Corporate Secretary
          One Baxter Parkway
          Deerfield, Illinois 60015
          Telephone (847) 948-2000.

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. Neither we nor the selling stockholder have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover of the document. Neither we nor the selling stockholder is making an offer of the shares in any state in which the offer or sale is not permitted.

                           BAXTER INTERNATIONAL INC.

     Baxter International Inc. engages in the worldwide development, distribution and manufacture of a diversified line of products, systems and services used primarily in the health-care field. We manufacture products in 28 countries and sell them in over 100 countries. Health care is concerned with the preservation of health and with the diagnosis, cure, mitigation and treatment of disease and body defects and deficiencies. Our products are used by hospitals, clinical and medical research laboratories, blood and dialysis centers, rehabilitation centers, nursing homes, doctors' offices and by patients, at home, under physician supervision.

     We operate as a global leader in providing critical therapies for life-threatening conditions. We develop, manufacture and market products and technologies related to the blood and circulatory system. We conduct our businesses in four areas: Blood Therapies, which develops biopharmaceutical and blood collection and separation products and technologies; I.V. Systems/Medical Products, which develops technologies and systems to improve intravenous medication delivery and distributes medical products; Renal, which develops products and provides services to treat end-stage kidney disease; and CardioVascular, which develops products and provides services to treat late-stage heart disease and vascular disorders. These four businesses enjoy leading positions in the medical products and services fields. In July 1999, we announced that our board of directors had approved a plan to spin off CardioVascular to our stockholders. As a result of the board's approval of the spin-off, CardioVascular is treated as a discontinued operation in our financial statements. We expect the spin-off to occur in the first six months of 2000.
We were organized as a Delaware corporation in 1931 and our headquarters are located in Deerfield, Illinois.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares.

                              SELLING STOCKHOLDER

     The shares of common stock offered by this prospectus were acquired by the selling stockholder upon our February 2000 acquisition of Althinvest and closing of our offer to acquire all of the shares of Althin Medical AB, a publicly traded Swedish corporation, that were not already owned by Althinvest. The selling stockholder is a former holder of shares of Althinvest. The selling stockholder has agreed to perform consulting services for us and to not compete with us for a period of four years. Prior to the acquisition, the selling stockholder did not have a material relationship with us. The selling stockholder owns less than 1% of our outstanding common stock.

     The following table sets forth the number of shares of common stock beneficially owned by the selling stockholder as of the date of this prospectus. The shares offered by this prospectus may be offered for sale by the selling stockholder from time to time after the date of this prospectus until _________________, 2001 or, if earlier, the completion of the offering of the shares. See "Plan of Distribution".

                                    Number of Shares    Number of Shares    Number of Shares
                                   Beneficially Owned    Registered for    Beneficially Owned
     Name of Selling Stockholder    Prior to Offering     Sale Hereby        After Offering
     ---------------------------   ------------------     -----------        --------------
     Anders Althin                       660,000             660,000               (1)

(1) Because the selling stockholder may offer all, some or none of the shares pursuant to this prospectus, we do not know the exact number of shares that will be held by the selling stockholder after completion of the sale of shares under this prospectus. See "Plan of Distribution".

                        DESCRIPTION OF COMMON STOCK AND
                                PREFERRED STOCK

     The following description of material terms of the shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, our Restated Certificate of Incorporation, as amended to date, our Amended and Restated Bylaws and the Rights Agreement between us and First Chicago Trust Company of New York, as rights agent, pursuant to which shares of Series B Junior Participating Preferred Stock are issuable. A copy of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part, and is incorporated by reference into this prospectus.

General

     Our Restated Certificate of Incorporation authorizes the issuance of (i) 350,000,000 shares of common stock, of which 290,561,989 were outstanding and 3,801,262 were held in treasury on November 30, 1999 and (ii) 100,000,000 shares of preferred stock, of which none is presently outstanding, but 3,500,000 of which have been designated as series B junior participating preferred stock.
See "Preferred Stock and Preferred Stock Purchase Rights" below. Our board of directors is authorized to issue preferred stock in various series with such voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as the board of directors may determine in its discretion.

Common Stock

     Voting Rights, Dividends, Liquidation Rights and Preemptive Rights. The holders of common stock are entitled to one vote per share. Holders of common stock do not have cumulative voting rights and may not take action without a meeting. Subject to the preferential rights of the holders of any preferred stock, holders of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors in its discretion and to the extent permitted by law. In the event of our liquidation, and after distribution in full of any preferential amount to be distributed to the holders of shares of any outstanding shares of preferred stock, holders of common stock are entitled to receive pro rata all of our remaining assets of whatever kind available for distribution to stockholders. The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions with respect to the common stock.

     Stockholder Nominations and Proposals. Our bylaws provide that stockholders must follow an advance notification procedure for stockholder nominations of candidates for the board of directors and for other stockholder business to be conducted at an annual meeting. For business a stockholder wishes to bring before an annual meeting of stockholders or for nominations of persons for election to the board of directors at an annual meeting, a stockholder must deliver notice to Baxter not less than 60 nor more than 90 days prior to the date of the anniversary of the previous year's annual meeting unless the annual meeting is advanced or delayed by more than 30 days, in which case the stockholder must deliver the notice not more than 10 days after we mailed notice of such meeting or public disclosure of the date of the annual meeting was made. These advance notification provisions in our bylaws could preclude the conduct of business at a meeting or a nomination for the election of directors if the proper procedures are not followed. Such provisions could operate to delay, defer or prevent a change in control of Baxter.

     Staggered Board. Our board is divided into three classes, as nearly equal in number as possible. At each annual meeting of stockholders, directors elected to succeed those in the class whose terms then expire are elected for three-year terms, so that the term of office of one class of directors expires each year. These staggered terms for directors will likely extend the time required to elect a majority of directors from one to two years. It would be impossible, assuming no resignations or removals of directors, for the stockholders of Baxter to change a majority of the board at any annual meeting should they consider such a change desirable, unless the holders of at least two thirds of the voting stock vote to amend the certificate of incorporation.

     Vacancies. A majority of the directors then in office may fill board vacancies and newly created directorships resulting from any increase in the size of our board of directors. This is true even if those directors do not constitute a quorum or if only one director is left in office. These provisions could prevent stockholders, including parties who want to take over or acquire Baxter, from removing incumbent directors and filing the resulting vacancies with their own nominees.

     Special Meetings of Stockholders. Our bylaws provide that special meetings of our stockholders may be called only by resolution of the directors or by the chairman of the board, the chief executive officer or the corporate secretary and shall be called upon the request of a majority of the directors. This provision may render it more difficult for stockholders to take action opposed by the board of directors.

     Listing, Transfer Agent. The common stock is listed on the New York Stock Exchange. The transfer agent and registrar for the common stock is First Chicago Trust Company of New York, a division of Equiserve.

Preferred Stock and Preferred Stock Purchase Rights

     Preferred Stock. Our Restated Certificate of Incorporation provides that the board of directors may issue an aggregate of 100,000,000 shares of preferred stock from time to time in one or more series.

     Our board of directors is authorized to determine, among other things, with respect to each additional series which may be issued:

     .  the dividend rate, conditions and preferences, if any;

     .  voting rights, if any;

     . whether and upon what terms a series will be convertible into or exchangeable for shares of any other class of capital stock or other series of preferred stock;

     .  redemption rights;

     . whether a sinking fund will be provided for the redemption of a series and, if so, the terms and conditions of the sinking fund; and

     .  liquidation preferences, if any.

With regard to dividends, redemption and liquidation preference, any particular series of preferred stock may rank junior to, on a parity with, or senior to any other series of preferred stock and common stock. The board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. The issuance of preferred stock under certain circumstances could have the effect of delaying or preventing a change of control of Baxter or other corporate action.

     Preferred Stock Purchase Rights. We have entered into a rights agreement with First Chicago Trust Company of New York, as rights agent. The rights agreement creates and specifies the terms of the preferred stock purchase rights described below. Prior to the redemption or expiration of the rights, each share of common stock issued and outstanding prior to the distribution date (as defined below) will automatically include a right (subject to adjustment). Each right entitles the registered holder to purchase from us one one-hundredth of a share of series B junior participating preferred stock at a price of $275.00 per one one-hundredth of a share, subject to adjustment. See "Series B Preferred Stock" below for a description of the material terms of the series B preferred stock.

     Until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with the common stock. The distribution date is defined as the earlier to occur of:

     . 10 days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired beneficial ownership of 15% or more of our outstanding common stock, or

     . 10 business days (or such later date as determined by our board of directors prior to the time that any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any common stock certificate will also constitute the transfer of the rights associated with the common stock represented by the certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the rights.

     The rights are not exercisable until the distribution date. The rights will expire on March 23, 2009, unless that date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

     If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. If any person or group of affiliated or associated persons becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the right.

     At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of common stock, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of series B preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of common stock, our board of directors may redeem the rights in whole, but not in part, at a price of $.01 per right. The redemption of the rights may be made effective at such time on such basis with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the $.01 per right.

     The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, including an amendment to lower the threshold for exercisability of the rights. After the distribution date, the provisions of the rights agreement may be amended by our board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the rights agreement. However, no amendment to lengthen any time period (including the time period relating to when the rights may be redeemed at a time when the rights are not redeemable) unless such change is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of rights.

     Until a right is exercised, the holder thereof, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends.

     Series B Junior Participating Preferred Stock. Series B junior participating preferred stock purchasable upon exercise of the existing rights will be, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of our preferred stock. Each share of the series B preferred stock will be nonredeemable and will be entitled to receive a minimum preferential quarterly dividend of $5.00 per share, but will be entitled to receive an aggregate dividend of 100 times the quarterly dividend declared per share of common stock. If a liquidation occurs, the holders of the series B preferred stock will be entitled to receive a minimum liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of common stock. Each share of the series B preferred stock will have 100 votes, voting together with the common stock. If any merger, consolidation or other transaction in which shares of common stock are exchanged occurs, each share of the series B preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of common stock. These dividend, liquidation, voting and exchange rights are protected by customary antidilution provisions. Because of the nature of the dividend, liquidation and voting rights of the series B preferred stock, the value of the one one-hundredth interest in a share of series B preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

                              PLAN OF DISTRIBUTION

     The shares of our common stock covered by this prospectus will be sold, if at all, by the selling stockholder, and not by us. The shares may be sold from time to time as follows:

     .  on the New York Stock Exchange;

     .  to purchasers directly;

     . in ordinary brokerage transactions in which a broker solicits purchasers;

     . through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom they may act as agent;

     .  through the writing of options on the shares;

     . through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

     .  through purchases by a broker or dealer as principal;

     . through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

     . through exchange distributions in accordance with the rules of the applicable exchange;

     .  in any combination of one or more of these methods; or

     .  in any other lawful manner.

     These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by the selling stockholder using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(l) of the Securities Act may be sold thereunder rather than by this prospectus.

     In connection with distributions of the shares or otherwise, the selling stockholder may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions they assume with the seller. The selling stockholder may also sell shares short and deliver the shares to close out such short positions. The selling stockholder may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

     The selling stockholder may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

     We may be required to file a supplemented prospectus in connection with any activities involving the selling stockholder which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by the selling stockholder, or any other broker-dealer, is acting as principal or agent for the selling stockholder, (2) the compensation to be received by an underwriter selected by the selling stockholder or any broker-dealer, for acting as principal or agent for the selling stockholder and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

     We have advised the selling stockholder that during any period when the selling stockholder may be engaged in a distribution of the shares offered by this prospectus, the selling stockholder is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

     The selling stockholder may offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.

                                 LEGAL MATTERS

     For the purpose of this offering, Thomas J. Sabatino, Jr., our Corporate Vice President and General Counsel, will issue an opinion to us on the validity of the offered shares. Mr. Sabatino is an officer and full-time employee of ours and beneficially owns shares of our common stock and options to acquire shares of our common stock.

                            INDEPENDENT ACCOUNTANTS

     The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Baxter International Inc. for the year ended December 31, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited consolidated financial information of Baxter International Inc. for the nine-month periods ended September 30, 1999 and 1998, the six-month periods ended June 30, 1999 and 1998, and the three-month periods ended March 31, 1999 and 1998 incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 11, 1999, August 16, 1999 and November 12, 1999, respectively, incorporated by reference herein, state that they did not audit and they do not express opinions on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because those respective reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distributions.*



          Securities and Exchange Commission registration fee.......... $ 11,697

          Accounting fees..............................................    2,000

          Legal fees and expenses......................................    5,000

          Miscellaneous................................................    1,303
                                                                          ------
                  Total................................................ $ 20,000
                                                                         =======

  *All amounts are estimated except for the Securities and Exchange Commission registration fee. None of these expenses will be borne by the selling stockholder.

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of officers, directors, employees and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Act"). The Registrant's Restated Certificate of Incorporation (Exhibit 4.1 hereto) provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

Item 16. Exhibits.

     Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this Registration Statement.



      Number                              Description
      ------                              -----------

      *4.1 Provisions of the Restated Certificate of Incorporation of the Registrant defining the rights of holders of Common Stock of the Registrant, filed as exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, file no. 1-4448.

       4.1A Certificate of Elimination of Series A Junior Participating Preferred Stock of the Registrant.

      *4.2 Certificate of Designation of Series A Junior Participating Preferred Stock, filed as exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 33-28428).

      *4.3 Certificate of Designation of Series B Junior Participating Preferred Stock, filed as exhibit 3.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, file no. 1-4448.

      *4.4 Provisions of the Amended and Restated By-laws of the Registrant defining the rights of the holders of Common Stock of the Registrant, filed as exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, file no. 1-4448.

      *4.5 Rights Agreement dated as of December 9, 1998 between the Registrant and First Chicago Trust Company of New York, filed as exhibit 10 to the Registrant's Current Report on Form 8-K dated December 9, 1998, file no. 1-4448.

       5 Opinion of Thomas J. Sabatino, Jr., Vice President and General Counsel of Registrant.

       15      Independent Accountants' Awareness Letter

       23.1    Consent of PricewaterhouseCoopers LLP.

       23.2    Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5).

       24 Powers of Attorney (contained in the signature page to this Registration Statement).

Item 17. Undertakings.

The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on January 18, 2000.


                                    BAXTER INTERNATIONAL INC.



                                    By:    /s/ Harry M. Jansen Kraemer, Jr.
                                           ---------------------------------
                                    Name:    Harry M. Jansen Kraemer, Jr.
                                    Title       Chief Executive Officer

   KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Jansen Kraemer, Jr. and Jan Stern Reed, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of January 18, 2000.


                         Signature                                                  Title
                         ---------                                                  -----
/s/ Harry M. Jansen Kraemer, Jr.                                Chairman of the Board of Directors and Chief
-----------------------------------------------------------                   Executive Officer
           Harry M. Jansen Kraemer, Jr.                                 (principal executive officer)


 /s/ Brian P. Anderson                                        Senior Vice President and Chief Financial Officer
-----------------------------------------------------------      (principal financial officer and principal
                 Brian P. Anderson                                           accounting officer)


 /s/ Walter E. Boomer                                                            Director
-----------------------------------------------------------
                  Walter E. Boomer


/s/ Pei-yuan Chia                                                                Director
-----------------------------------------------------------
                   Pei-yuan Chia


/s/ John W. Wolloton                                                             Director
-----------------------------------------------------------
                 John W. Colloton


/s/ Susan Crown                                                                  Director
-----------------------------------------------------------
                    Susan Crown


                         Signature                                                  Title
                         ---------                                                  -----


/s/ Mary Johnston Evans                                                            Director
----------------------------------------------------------
                    Mary Johnston Evans


/s/ Frank R. Frame                                                                 Director
----------------------------------------------------------
                      Frank R. Frame


/s/ Martha R. Ingram                                                               Director
----------------------------------------------------------
                     Martha R. Ingram


/s/ Arnold J. Levine                                                               Director
----------------------------------------------------------
                     Arnold J. Levine


/s/ George C. St. Laurent, Jr.                                                     Director
----------------------------------------------------------
                George C. St. Laurent, Jr.


/s/ Monroe E. Trout                                                                Director
----------------------------------------------------------
                  Monroe E. Trout, M.D.


                                                                                   Director
----------------------------------------------------------
                     Fred L. Turner

                                 EXHIBIT INDEX
                           TO REGISTRATION STATEMENT
                                  ON FORM S-3

                           BAXTER INTERNATIONAL INC.





Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the Registrant with the Securities and Exchange Commission, as indicated.




      Number                        Description
      ------                        -----------

      *4.1 Provisions of the Restated Certificate of Incorporation of the Registrant defining the rights of holders of Common Stock of the Registrant, filed as exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, file no. 1-4448.

       4.1A Certificate of Elimination of Series A Junior Participating Preferred Stock of the Registrant.

      *4.2 Certificate of Designation of Series A Junior Participating Preferred Stock, filed as exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (No. 33-28428).

      *4.3 Certificate of Designation of Series B Junior Participating Preferred Stock, filed as exhibit 3.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, file no. 1-4448.

      *4.4 Provisions of the Amended and Restated By-laws of the Registrant defining the rights of the holders of Common Stock of the Registrant, filed as exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, file no. 1-4448).

      *4.5 Rights Agreement dated as of December 9, 1998 between the Registrant and First Chicago Trust Company of New York, filed as exhibit 10 to the Registrant's Current Report on Form 8-K dated December 9, 1998, file no. 1-4448.

      15       Independent Accountants' Awareness Letter

       5 Opinion of Thomas J. Sabatino, Jr., Vice President and General Counsel of Registrant.

      23.1     Consent of PricewaterhouseCoopers LLP.

      23.2     Consent of Thomas J. Sabatino, Jr. (included in Exhibit 5).


      24 Powers of Attorney (contained in the signature page to this Registration Statement).